Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-162052) of QIAGEN N.V.; and

(2)
Registration Statements (Form S-8 Nos. 333-07166, 333-178035, 333-107491, 333-12372, 333-127393 and 333-145171) pertaining to the QIAGEN N.V. 1996 Employee, Director and Consultant Stock Option Plan, the QIAGEN N.V. Amended and Restated 2005 Stock Plan, the Digene Corporation Amended and Restated Equity Incentive Plan, the Digene Corporation Amended and Restated Omnibus Plan and the Digene Corporation Amended and Restated 1997 Stock Option Plan;

of our reports dated February 27, 2015, with respect to the consolidated financial statements and schedule of QIAGEN N.V. and Subsidiaries and the effectiveness of internal control over financial reporting of QIAGEN N.V. and Subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

February 27, 2015

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany

/s/Hendrik Hollweg	/s/Tobias Schlebusch
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]